UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2008

LoopNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52026 (Commission File Number)	77-0463987 (IRS Employer Identification No.)
LoopNet, Inc.
185 Berry Street, Suite 4000
San Francisco, CA 94107
(Address of principal executive
offices, with zip code)
(415) 243-4200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(c)
On December 18, 2008, the Board of Directors (the “Board”) of LoopNet, Inc. (the “Company”) approved the recommendation of the Compensation Committee (the “Committee”) to maintain the annual base salaries of the Company’s named executive officers at their current 2008 levels at this time.
On December 18, 2008, the Board also approved the recommendation of the Committee that the Company enter into change of control severance agreements (collectively, the “Agreements”), effective as of December 18, 2008, with the following five named executive officers (collectively, the “Executives”) of the Company: Richard J. Boyle, Jr., Thomas P. Byrne, Brent Stumme, Wayne Warthen and Jason Greenman. The Agreements provide that, subject to certain conditions, in the event that the Executive is terminated without cause or such Executive terminates employment for good reason at any time during the period commencing two months prior to a change of control and ending twelve months following a change of control of the Company, the Executives are entitled to certain severance benefits. Such severance benefits include (1) a lump sum amount payable in cash equal to one times the sum of (a) the Executive’s annual base salary in effect at the time of the termination and (b) the average of the annual bonuses paid to such Executive over the last two years; (2) continuation of health benefits for the Executive and the Executive’s dependents for twelve months following the date of the Executive’s termination; and (3) full acceleration of any unvested equity awards upon termination. If the payments under each Agreement, including but not limited to accelerated vesting of options, would trigger a federal excise tax based on Internal Revenue Code 280G, then the total payments made to the Executive under the Agreement would be cut-back to a lesser amount which does not trigger the tax. Terms such as “good reason” and “change of control” are as defined in the Agreements.
The foregoing is qualified in its entirety by reference to the form change of control severance agreement attached hereto as Exhibit 10.1 which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Form of Change of Control Severance Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOPNET, INC. (Registrant)
Dated: December 24, 2008
	By:	/s/ Brent Stumme
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Change of Control Severance Agreement